HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                   (DEPOSITOR)

                                                                   July 16, 1997

                             UNDERWRITING AGREEMENT

MORGAN STANLEY & CO. INCORPORATED,
 as Representative of the
Several Underwriters (the "Representative"),
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

                  1. Introductory. The CIT Group Securitization Corporation III, a Delaware corporation (the "Depositor") and a wholly-owned limited-purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT"), and CIT (collectively, the "Registrants") have previously filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of up to $1,000,000,000 of home equity loan asset backed certificates, all or a portion of which may be supported by a limited guarantee of CIT. Each of such certificates and the limited guarantee of CIT are registered under the registration statement referred to in Section 2(a) (collectively, the "Registered Securities") and the Depositor has authorized the issuance and sale to the Underwriters of the Home Equity Loan Asset Backed Certificates, Series 1997-1 listed on Schedule I hereto (the "Offered Certificates," and, together with the Class B-2 Certificates, the "Certificates") evidencing interests in a pool (the "Mortgage Loan Pool") of certain home equity loans (the "Mortgage Loans"). The Mortgage Pool will consist of two groups of Mortgage Loans. The Certificates will be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of July 1, 1997 among the Depositor, The CIT Group/Consumer Finance, Inc. ("CITCF" or "Master Servicer") a Delaware corporation and a wholly-owned subsidiary of CIT and The Bank of New York, as trustee (the "Trustee"). The Certificates will evidence specified interests in the Mortgage Loans and certain other property held in trust with respect to such Certificates. The Mortgage Loans and certain other assets of a Trust (the "Trust") will be sold by CITCF to the Depositor pursuant to a Purchase Agreement (the "Purchase Agreement") to be dated as of July 1, 1997 between CITCF and the Depositor and, in turn, by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement. Certain of the Mortgage Loans and other property sold by CITCF to the Depositor will first be purchased by CITCF from (i) The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") pursuant to a Purchase Agreement to be dated as of July 1, 1997 (the "CITCF-NY Sale Agreement") between CITCF-NY and CITCF and (ii) The CIT Group/Sales Financing, Inc. ("CITSF") pursuant to a Purchase Agreement to be

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dated as of July 1, 1997 (the "CITSF Sale Agreement") between CITSF and CITCF.
CITCF will enter into a subservicing agreement with CITSF (the "Sub-Servicer") dated as of July 1, 1997 (the "Subservicing Agreement") pursuant to which CITSF will perform all of the servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement (except as described in the Pooling and Servicing Agreement and in the Subservicing Agreement). The Trustee will be an intended third-party beneficiary of the Subservicing Agreement and will have the right to enforce such Subservicing Agreement as if it were a party thereto

                  The firm or firms listed on the attached Schedule I hereto which agreed to purchase the Offered Certificates are hereinafter referred to as the Underwriters (the "Underwriters") of such Offered Certificates, and the representative of the Underwriters to whom this Underwriting Agreement (the "Agreement") is addressed is hereinafter referred to as the Representative (the "Representative").

                  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

                  2. Representations and Warranties of the Depositor, CITCF and CIT. Each of the Depositor, and CITCF, jointly and severally and CIT with respect to the representations and warranties appearing in clauses (a), (b),
(c)(i), (d), (e)(ii) and (j)(ii) below, represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the date of the purchase and sale of the Offered Certificates pursuant to Section 3 hereof (the "Closing Date") that:

                  (a) A registration statement on Form S-3 (No. 333-22283), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and, as amended, has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Certificates as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Offered Certificates used prior to the date of this Agreement that is subject to completion.

                  (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents include,


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or will include any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon (i) written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein, it being understood that the only such information consists of the Underwriters' Information (as defined in Section 8(a)) or (ii) the Underwriter Derived Information (as defined in Section 7 below) contained in the Current Report (as defined in Section 5(m) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). The Depositor and CITCF acknowledge that any information furnished by any of the Underwriters specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus is the Underwriters' Information (as defined in Section 8(a)).

                  (c) (i) CIT meets the requirements for use of Form S-3 under the Act and (ii) the Depositor meets the requirements for use of Form S-3 under the Act.

                  (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder.

                  (e) Each of the Depositor, CITCF and CITSF have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Each of the Depositor, CITCF, CITSF and CITCF-NY have corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described or incorporated in the Prospectus and to enter into and perform their obligations under each of the Basic Documents (as defined below) to which it is a party; and each of the Depositor, CITCF, CITSF and CITCF-NY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its respective business, properties, assets, or condition (financial or other) or on its ability to perform its obligations under any of the Basic Documents to which it is a party and (ii) CIT has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its respective business, properties, assets, or condition (financial or other). "Basic Documents" means this Agreement, the Pooling and Servicing Agreement, the Subservicing Agreement, the Purchase Agreement, the CITCF-NY Sale Agreement, the CITSF Sale Agreement and the Certificate Depository Agreement.

                  (f) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement,


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covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets thereof or the ability to perform its obligations under any of the Basic Documents to which it is a party.

                  (g) None of CITCF, CITSF or CITCF-NY is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of any of CITCF, CITSF or CITCF-NY or which might materially and adversely affect the properties or assets thereof or their ability to perform its obligations under any of the Basic Documents to which it is a party.

                  (h) The execution and delivery by the Depositor on the Closing Date of the Basic Documents to which it is a party and the performance of its obligations thereunder will be within the corporate power of the Depositor and duly authorized by all necessary corporate action on the part of the Depositor on and as of the Closing Date; and neither the issuance and sale of the Offered Certificates to the Underwriters, nor the execution and delivery by the Depositor of the Basic Documents to which it is a party, nor the consummation by the Depositor of the transactions therein contemplated, nor compliance by the Depositor with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or by-laws of the Depositor or any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which the Depositor is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

                  (i) The execution and delivery by each of CITCF, CITSF and CITCF-NY on and as of the Closing Date of any of the Basic Documents to which it is a party and the performance of its obligations thereunder, will be within the corporate power of each of CITCF, CITSF and CITCF-NY and duly authorized by all necessary corporate action on the part of each of CITCF, CITSF and CITCF-NY on and as of the Closing Date; and neither the issuance and sale of the Offered Certificates to the Underwriters, nor the execution and delivery by CITCF, CITSF and CITCF-NY of any of the Basic Documents to which it is a party, nor the consummation by CITCF, CITSF and CITCF-NY of the transactions therein contemplated, nor compliance by CITCF, CITSF and CITCF-NY with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on CITCF, CITSF or CITCF-NY or their respective properties or the certificate of incorporation or by-laws of CITCF, CITSF or CITCF-NY, or any of the provisions of any


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material indenture, mortgage, contract or other instrument to which CITCF, CITSF or CITCF-NY is a party or by which CITCF, CITSF or CITCF-NY is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective property pursuant to the terms of any such material indenture, mortgage, contract or other instrument.

                  (j) (i) This Agreement has been duly authorized, executed and delivered by each of the Depositor and CITCF, and it constitutes a legal, valid and binding instrument enforceable against each of the Depositor and CITCF in accordance with its terms, subject (x) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws and (ii) this Agreement has been duly authorized, executed and delivered by CIT, and it constitutes a legal, valid and binding instrument enforceable against CIT in accordance with its terms, subject (x) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

                  (k) The Pooling and Servicing Agreement, the Subservicing Agreement and the Purchase Agreement when executed and delivered on the Closing Date and, in the case of the Pooling and Servicing Agreement when executed and delivered by the Trustee, will be duly authorized, executed and delivered by each of the Depositor, CITCF and CITSF, and each will constitute a legal, valid and binding instrument enforceable against each of the Depositor, CITCF and CITSF in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (l) The Offered Certificates, when duly and validly authorized by the Depositor, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                  (m) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the Depositor, CITCF, CITSF and CITCF-NY of the transactions contemplated by any of the Basic Documents to which it is a party, except such as may be required under the Act, the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

                  (n) The Depositor, CITCF, CITSF and CITCF-NY each possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as


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described in the Prospectus, other than such licenses, certificates, authorities or permits the failure of which to possess would not have a material adverse effect on the interests of Certificateholders under the Pooling and Servicing Agreement and neither the Depositor, CITCF, CITSF nor CITCF-NY have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the Depositor, CITCF, CITSF or CITCF-NY or their ability to perform their respective obligations under any of the Basic Documents to which it is a party.

                  (o) As of the Closing Date, the Mortgage Loans and related property will have been duly and validly assigned to the Trustee in accordance with the Basic Documents; and when such assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans will have occurred, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Depositor, CITCF, CITSF or CITCF-NY.

                  (p) As of the Closing Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus.

                  (q) The chief executive office of each of the Depositor, CITCF, CITSF and CITCF-NY is listed opposite its name on Schedule II hereto, which office is the place where it is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York.

                  (r) Except as disclosed or incorporated by reference in the Prospectus, since the date of the latest audited financial statements of CIT included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of CITSF and its subsidiaries taken as a whole.

                  (s) Neither the Depositor, nor CITCF nor the Trust Fund created by the Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (t) In connection with the offering of the Offered Certificates in the State of Florida, the Depositor hereby certifies that they have complied with all provisions of Section 5.17.075 of the Florida Securities and Investor Protection Act.

                  (u) As of the Closing Date, each of the respective representations and warranties of the Depositor, CITCF, CITSF and CITCF-NY set forth in the Basic Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

                  (v) The Depositor has filed the preliminary prospectus supplement relating to the Offered Certificates pursuant to and in accordance with Rule 424(b).


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

                  3. Purchase, Sale and Delivery of Offered Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the aggregate principal amounts of the Class of Offered Certificates set forth opposite the name of such Underwriters in
Schedule I hereto at a purchase price equal to the "Price $" specified for such Class of Offered Certificates opposite the name of such Underwriter on Schedule I hereto with respect to such Class of Offered Certificates plus accrued interest, if any, at the Pass Through Rate for such Class of Offered Certificates calculated from (and including) July 23, 1997, to (but excluding) the Closing Date.

                  Against payment of the purchase price by wire transfer of immediately available funds to the Depositor, or to such bank as may be designated by the Depositor, the Depositor will deliver the Offered Certificates to the Representative, for the account of the Underwriters, at the office of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022 on July 23, 1997 at 10:00 a.m., New York City time, or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being herein referred to as the "Closing Date." The Offered Certificates to be so delivered will be initially represented by one or more Offered Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances set forth in the Pooling and Servicing Agreement. The certificates evidencing the Offered Certificates will be made available for checking and packaging at the offices of Schulte Roth & Zabel LLP at least 24 hours prior to the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

                  5. Covenants of the Depositor and CITCF. Each of the Depositor and CITCF, jointly and severally, covenants and agrees with the several Underwriters that:

                  (a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph
(2) (or, if applicable and if consented to by the Representative, which consent shall not be unreasonably withheld, subparagraph (5)) of Rule 424(b) no later than the second business day following the earlier of the date of the determination of the offering price or the date it is first used. The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                  (b) The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation without the Representative's consent which consent shall not be unreasonably withheld; and the Depositor will also advise the Representative promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the


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institution by the Commission of any stop order proceedings in respect of the
Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) The Depositor will arrange for the qualification of the Offered Certificates for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and will continue such qualifications in effect so long as necessary under such laws for the distribution of such Offered Certificates, provided that in connection therewith the Depositor shall not be required to qualify as a foreign corporation to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

                  (d) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered by law in connection with sales by any Underwriter or dealer, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Depositor will promptly notify the Representative and will promptly prepare and file with the Commission, at their own expense, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (e) The Depositor will timely prepare and file all periodic reports required to be filed pursuant to Section 15(d) of the 1934 Act as interpreted by the Commission through certain No-Action Letters, on behalf of the Trust, with the Commission until no longer required to do so as permitted by
Section 15(d) of the 1934 Act.

                  (f) The Depositor will furnish to each of the Underwriters copies of the Registration Statement (two of which will be signed and include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

                  (g) So long as any of the Offered Certificates are outstanding, the Depositor or CITCF, as the case may be, will furnish to the Representative copies of all written reports or other written communications (financial or otherwise) furnished or made available to Certificateholders, and deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust by the Registrants with the Commission pursuant to the 1934 Act and
(ii) such additional information concerning the Depositor or CITCF (relating to the Mortgage Loans, the servicing thereof, the ability of CITCF to act as Master Servicer or the ability of CITSF to act as Sub-


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Servicer), the Offered Certificates or the Trust as the Representative may
reasonably request from time to time.

                  (h) Whether or not the transactions contemplated by this Agreement are consummated, the Depositor and CITCF will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including (i) the preparation, issuance and delivery of the Offered Certificates, (ii) any fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Structured Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies") for the rating of the Offered Certificates, (iii) the expenses incurred in printing, reproducing and distributing the registration statement as filed, the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto required pursuant to Section 5(d) hereof), (iv) the fees and disbursements of counsel to the Depositor, and CITCF and the independent public accountants of the Depositor, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees of DTC in connection with the book-entry registration of the Offered Certificates, (vii) the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Certificates for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey and (viii) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Basic Documents. Subject to Section 9 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees and expenses of their counsel (other than the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Certificates for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey).

                  (i) On or before the Closing Date, the Depositor, CITCF, CITSF and CITCF-NY shall cause each of their respective books and records (including any computer records) relating to the Mortgage Loans to be marked to show the Trust's absolute ownership of the Mortgage Loans, and from and after the Closing Date neither the Depositor, CITCF, as Master Servicer, nor CITSF, as Sub-Servicer, shall take any action inconsistent with the Trust's ownership of such Mortgage Loans, other than as permitted by the Pooling and Servicing Agreement.

                  (j) Until the retirement of the Offered Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Certificates, whichever occurs first, the Depositor or CITCF will deliver to the Representative the certified public accountants' annual statements of compliance furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

                  (k) To the extent, if any, that either of the ratings provided with respect to the Offered Certificates by either Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, CITCF, CITSF or CITCF-NY, as the case may be, shall furnish such documents and take any such other actions as may be required to satisfy such conditions. A copy of such document shall be provided to the Representative at the time it is delivered to the Rating Agencies.

                  (l) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat the Mortgage Loan Pool as a "real estate mortgage investment conduit" ("REMIC") as such terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), for Federal income tax purposes.

                  (m) Provided that the Depositor has received the letter from KPMG Peat Marwick LLP, described in Section 7(a) relating to the Computational Materials, the Depositor will cause such Computational Materials (as defined in Section 7 below) with respect to the Offered Certificates which are delivered to the Depositor as provided in Section 7 below to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") not later than the date on which a prospectus supplement relating to the Offered Certificates is available for distribution to investors.

                  9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor, CITCF, CIT and CITSF, and contained or incorporated herein, to the accuracy of the statements of officers of the Depositor, CITCF, CIT and CITSF made pursuant to the provisions hereof, to the performance by the Depositor, CITCF, CIT and CITSF of its obligations hereunder and to the following additional conditions precedent:

                  (a) (i) On the date of this Agreement, the Representative and the Depositor shall have received a draft of a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP confirming that they are independent public accountants with respect to the Depositor and CITCF within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters and (ii) on the Closing Date, a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP confirming that they are independent public accountants with respect to the Depositor and CITCF within the meaning of the Act and the Rules and Regulations, consistent with the letter delivered pursuant to clause
(i) above and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Registrants, shall be contemplated by the Commission.

                  (c) The Representative shall have received an officer's certificate, dated the Closing Date, executed by any two of the President, any Vice President, the principal financial or the principal accounting officer of
(i) the Depositor representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the Depositor in this Agreement and the other Basic Documents to which it is a party are true and correct, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (ii) CITSF in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITSF in the Basic Documents to which it is a party are true and correct and that CITSF has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, (iii) CITCF in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITCF in this Agreement and the other Basic Documents to which it is a party are true and correct and that CITCF has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date and (iv) CIT representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CIT in this Agreement are true and correct.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Depositor, CITCF, CITSF or CITCF-NY which, in the judgment of the Representative, materially impairs the investment quality of the Offered Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates; (ii) any downgrading in the rating of any debt securities of CIT, CITCF or CITSF or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by Federal, New Jersey or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates.

                  (e) The Representative shall have received a written opinion of in-house General Counsel of the Depositor, CITCF, CITSF and CITCF-NY, or other counsel satisfactory to the Representative in its reasonable judgment, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

                    (i) The Depositor, CITCF and CITSF have each been duly
               organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York.

                    (ii) The Depositor, CITCF, CITSF and CITCF-NY each have the corporate power and corporate authority to carry on their respective businesses as described in the Prospectus and to own and operate their respective properties in connection therewith.

                    (iii) The Depositor, CITCF, CITSF and CITCF-NY each has the corporate power to own its assets and to transact the business in which it is currently engaged and to perform their respective obligations under each of the Basic Documents to which it is a party. The Depositor, CITCF, CITSF and CITCF-NY are each qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor, CITCF, CITSF or CITCF-NY, respectively or on their ability to perform their respective obligations under the Basic Documents.

                    (iv) This Agreement has been duly authorized, executed and delivered by each of the Depositor and CITCF, and is a valid and binding obligation of each of the Depositor and CITCF enforceable against each of the Depositor and CITCF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

                    (v) Each of the Basic Documents to which the Depositor,
               CITCF, CITSF or CITCF-NY is a party has been duly authorized, executed and delivered by each of the Depositor, CITCF, CITSF and CITCF-NY, and each constitutes a valid and binding obligation of, each of the Depositor, CITCF, CITSF and CITCF-NY, enforceable against each of the Depositor, CITCF, CITSF and CITCF-NY in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (vi) The execution and delivery by each of the Depositor,
               CITCF, CITSF and CITCF-NY of each of the Basic Documents to which it is a party, the performance of their respective obligations thereunder and the signing of the Registration Statement by the Depositor are within the corporate power of the Depositor, CITCF, CITSF and CITCF-NY, as applicable, and have been duly authorized by all necessary corporate action on the part of the Depositor, CITCF, CITSF and CITCF-NY, as applicable; and neither the issue and sale of the Offered Certificates, nor the consummation of the transactions contemplated by the Basic Documents nor the fulfillment of the terms thereof will, to the best of such counsel's actual knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Depositor, CITCF, CITSF or CITCF-NY pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument, if any, to which the Depositor, CITCF, CITSF or CITCF-NY is a party or by which either may be bound or to which the property or assets of the Depositor, CITCF, CITSF or CITCF-NY are subject (but only as to contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments which have been identified by the Depositor, CITCF, CITSF or CITCF-NY to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor, CITCF, CITSF or CITCF-NY or, to the best of such counsel's actual knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Depositor, CITCF, CITSF or CITCF-NY.

                    (vii) The Depositor has duly authorized and executed the
               written order to the Trustee to execute and deliver the Offered Certificates.

                    (viii) To the best of such counsel's actual knowledge, no
               filing or registration with or notice to or consent, approval, authorization or order of any New Jersey, New York or federal court or governmental authority or agency is required for the consummation by the Depositor, CITCF, CITSF or CITCF-NY of the transactions contemplated by this Agreement, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

                    (ix) There are no legal or governmental proceedings pending to which the Depositor, CITCF, CITSF or CITCF-NY is a party or of which any property of the Depositor, CITCF, CITSF or CITCF-NY is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement and are not disclosed therein or
               (B)(1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Offered Certificates, (3) that could materially and adversely affect the Depositor's, CITCF's, CITSF's or CITCF-NY's obligations under any of the Basic Documents or (4) seeking to affect adversely the federal or state income tax attributes of the Offered Certificates.

                    (x) Such counsel is familiar with CITCF's, CITSF's and
               CITCF-NY's standard operating procedures relating to CITCF's, CITSF's and CITCF-NY's acquisition of a duly recorded mortgage, deed of trust or similar interest (a "mortgage") against homes financed by CITCF, CITSF and CITCF-NY pursuant to home equity loans in the ordinary course of CITCF's, CITSF's and CITCF-NY's business. Assuming that CITCF's standard procedures are followed with respect to the acquisition and recording of mortgages in the homes securing the Mortgage Loans (the "Mortgaged Homes") (and such counsel has no reason to believe that any of CITCF, CITSF or CITCF-NY has not or will not continue to follow its standard procedures in connection with the acquisition and recording of mortgages in the Mortgaged Homes), CITCF, CITSF and CITCF-NY have recorded or will record a mortgage against the applicable Mortgaged Homes.

                    (xi) The CITCF-NY Sale Agreement is sufficient in form and substance to convey to CITCF all of CITCF-NY's right, title and interest in and to the related Mortgage Loans. When the CITCF-NY Sale Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITCF-NY by CITCF in the manner specified in the CITCF-NY Sale Agreement, all of CITCF-NY's right, title and interest in and to the related Mortgage Loans will have been conveyed to CITCF, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                    (xii) The CITSF Sale Agreement is sufficient in form and
               substance to convey to CITCF all of CITSF's right, title and interest in and to the related Mortgage Loans. When the CITSF Sale Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITSF by CITCF in the manner specified in the CITSF Sale Agreement, all of CITSF's right, title and interest in and to the related Mortgage Loans will have been conveyed to CITCF, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                    (xiii) The Purchase Agreement is sufficient in form and
               substance to convey to the Depositor all of CITCF's right, title and interest in and to the Mortgage Loans. When the Purchase Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITCF by the Depositor in the manner specified in the Purchase Agreement, all of CITCF's right, title and interest in and to the Mortgage Loans will have been conveyed to the Depositor, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                    (xiv) The Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Depositor's right, title and interest in and to the

               Mortgage Loans. When the Basic Documents have each been duly executed and delivered by all parties thereto, the purchase price therefor has been paid to the Depositor by the Trust in the manner specified in the Pooling and Servicing Agreement, and the Offered Certificates have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Depositor in accordance with the Pooling and Servicing Agreement, all of the Depositor's right, title and interest in and to the Mortgage Loans will have been conveyed to the Trust and the Trust will be the holder of a valid and binding interest in the Mortgage Loans against the Depositor, except that, until such time as assignments of mortgages are recorded in the name of the Trustee, on behalf of the Trust, in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the mortgage against the related Mortgaged Homes or the related mortgagor, (y) CITCF-NY, CITSF or CITCF, as the case may be, could record an assignment of a mortgage in the name of a third party or record a discharge and satisfaction of a mortgage, and (z) any notice given to the holder of record of a mortgage would be given to CITCF-NY, CITSF or CITCF, as the case may be.

                    (xv) The documents incorporated by reference in the
               Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which such counsel need not express any opinion.

                  Said counsel may state that they are admitted to practice only in the States of New York and New Jersey, as applicable, that they are not admitted to the Bar in any other State, that they do not express an opinion as to the laws of any jurisdiction other than the laws of the States of New York and New Jersey, as applicable, the General Corporate Law of the State of Delaware and the laws of the United States of America.

                  (f) The Representative shall have received an opinion of in-house General Counsel of CIT or other counsel satisfactory to the Representative in its reasonable judgment, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

                    (i) CIT has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                    (ii) This Agreement has been duly authorized, executed and delivered by CIT and is a valid and binding obligation of CIT enforceable against CIT in accordance with its terms, except that
               (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (iii) The signing of the Registration Statement by CIT is
               within the corporate power of CIT and has been duly authorized by all necessary corporate action on the part of CIT; the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of CIT pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which CIT is a party or by which it may be bound or to which the property or assets of CIT are subject (but only as to material contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments which have been identified by CIT to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of CIT or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over CIT.

                    (iv) The documents with respect to CIT incorporated by
               reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which such counsel need not express any opinion.

                    (v) To the best of such counsel's knowledge, there are no
               contracts or documents of CIT which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations including any documents incorporated by reference pursuant to Item 12 of Form S-3 which were filed under the 1934 Act which have not been so filed.

                  Said counsel may state that they are admitted to practice only in the States of New York and New Jersey, as applicable, that they are not admitted to the Bar in any other State, that they do not express an opinion as to the laws of any jurisdiction other than the laws of the States of New York and New Jersey, as applicable, the General Corporate Law of the State of Delaware and the laws of the United States of America.

                  (g) The Representative shall have received a written opinion of Schulte Roth & Zabel LLP, special counsel to the Depositor, CITCF, CITSF and CITCF-NY, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

                         (i) The Offered Certificates have been duly authorized
                    and, when executed and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and issued and delivered and paid for as contemplated by this Agreement, will be validly issued, outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                         (ii) The Registration Statement became effective under
                    the Act as of April 11, 1997 and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

                         (iii) The Pooling and Servicing Agreement is not
                    required to be qualified under the Trust Indenture Act of 1939, as amended.

                         (iv) The Trust is not, and will not as a result of the
                    offer and sale of the Offered Certificates as contemplated in the Prospectus and in this Agreement become, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                         (v) The statements in the prospectus supplement
                    relating to the Offered Certificates, dated July16, 1997, under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Offered Certificates and the Basic Documents, present a fair summary of such documents.

                         (vi) To the best of such counsel's knowledge, there are
                    no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules or Regulations which have not been so filed.

                         (vii) The statements in the Prospectus under the
                    headings "Certain Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

                         (viii) The registration statement on Form S-3 (No.
                    333-22283) relating to the Registered Securities as of its effective date, the Registration Statement and the Prospectus as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data or information on the economic condition or financial condition of the portfolio information included in or incorporated by reference into the registration statement on Form S-3 (No. 333-22283) relating to the Registered Securities, the Registration Statement, the Prospectus or any amendment or supplement thereto.

                  Such counsel shall state that it has participated in conferences with officers and representatives of the Depositor, CITCF, CIT, CITSF, counsel to CIT, CITCF, the Depositor, CITSF and officers and representatives of the Underwriters, at which conferences certain of the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility whatsoever for, the factual accuracy, completeness or fairness of the statements contained in the registration statement on

Form S-3 (No. 333-22283) relating to the Registered Securities, the Registration Statement or Prospectus (except as stated in Sections 6(h)(v) and 6(h)(vii) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Depositor, CIT, CITSF and CITCF), no facts have come to their attention that leads such counsel to believe that the registration statement on Form S-3 (No. 333-22283) relating to the Registered Securities, as of its effective date, the Registration Statement, as of the date of this Agreement, or any amendment thereto, as of its date when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, tables, schedules, exhibits, annexes and other financial, statistical, numerical or portfolio data, or information on the economic condition or financial condition of the portfolio included in or incorporated by reference into, the Registration Statement or Prospectus.

                  Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

                  (h) The Representative shall have received an opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Offered Certificates and such other related matters as the Representative shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Representative shall have received an opinion of Emmet, Marvin & Martin LLP, counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

                    (i) The Pooling and Servicing Agreement, assuming due
               authorization, execution and delivery of such document by all other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                    (ii) The Offered Certificates have been duly executed,
               authenticated and delivered by the Trustee in accordance with the terms of the Pooling & Servicing Agreement.

                  (j) The Representative shall have received an opinion of in-house counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

                    (i) The Trustee is a New York banking corporation validly
               existing under the laws of the State of New York and has the full power and authority to enter into, and to take all action required of it, under the Pooling and Servicing Agreement.

                    (ii) The Pooling and Servicing Agreement has been duly
               authorized, executed and delivered by the Trustee.

                    (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee under the Pooling and Servicing Agreement before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement or the Offered Certificates, or (B) seeking to prevent the issuance of the Offered Certificates or consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or the Offered Certificates, or (C) that might materially or adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and the Offered Certificates.

                    (iv) The execution and delivery of the Pooling and Servicing
               Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (b) the articles of association and by-laws of the Trustee.

                    (v) No consent, approval or authorization of, filing or
               registration with, or notice to, any court or governmental agency or regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Pooling and Servicing Agreement or the Offered Certificates.

                  (k) The Class A Certificates shall all have been rated "Aaa" by Moody's and "AAA" by S&P, the Class M-1 Certificates shall have been rated "Aa2" by Moody's and "AA" by S&P, the Class M-2 Certificates shall have been rated "A2" by Moody's and "A-" by S&P and , and the Class B-1 Certificates shall have been rated "Baa2" by Moody's and "BBB-" by S&P.

                  (l) The Representative shall have received copies of each opinion of counsel delivered to either Rating Agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

                  (m) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Depositor in connection with the issuance and sale of the Offered Certificates as herein contemplated shall be in form and substance satisfactory to the Representative and counsel for the Underwriters.

                  7. Computational Materials.

                  (a) Not later than 10:30 a.m. New York time, on the business day before the date on which the Current Report relating to the Offered Certificates is required to be filed by the Depositor with the Commission pursuant to Section 5(m) hereof, each Underwriter shall deliver to the Depositor five complete copies of all materials, if any, provided by such Underwriter to prospective investors in such Offered Certificates which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials"). Each delivery of Computational Materials to the Depositor pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor. The Computational Materials so delivered shall be accompanied by a letter from KPMG Peat Marwick LLP, addressed to the Depositor and the Representative, in form and substance reasonably satisfactory to the Depositor and the Representative, to the effect that KPMG Peat Marwick LLP have performed certain agreed upon procedures with respect to such Computational Materials as a result of which they have determined that such Computational Materials are mathematically correct.

                  (b) Each Underwriter that so delivers Computational Materials represents and warrants to and agrees with the Depositor, as of date hereof and as of the Closing Date, that:

                    (i) on the date any such Computational Materials with
               respect to the Offered Certificates were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 7(a), any Underwriter Derived Information (defined below), assuming the accuracy of the related Depositor Provided Information, included therein did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Prospectus and a prospectus supplement relating to the Offered Certificates, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (ii) the Computational Materials contain customary legends and are in substantially the same form as previously furnished to the Depositor.

Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to any information other than the Underwriter Derived Information provided by such Underwriter. "Underwriter Derived Information" means such portion, if any, of the information delivered to the Depositor pursuant to
Section 5(m) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference and (ii) does not constitute Depositor Provided Information. "Depositor Provided Information" means any computer tape furnished to the Underwriters by the Depositor concerning the assets comprising the Trust upon which the mathematical calculations reflected in the Underwriter Derived Information of any Underwriter are based.

                  (c) Each Underwriter severally covenants with the Depositor that if any Underwriter Derived Information required to be provided to the Depositor pursuant to this Section 7 is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Underwriter Derived Information was provided to the Depositor or filed by the Depositor with the Commission) shall promptly prepare and deliver to the Depositor and each prospective investor which received such Underwriter Derived Information corrected Underwriter Derived Information. All information provided to the Depositor pursuant to this Section 7(c) shall be provided within the time periods set forth in Section 7(a).

                  (d) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the Kidder/PSA Letters.

                  (e) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter.

                  (f) If an Underwriter does not provide any Computational Materials to the Company pursuant to Section 7(e) and if no Computational Materials have been previously approved, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                  (g) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with Section 7(a), the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(m) to file the Computational Materials by the time specified therein.

                  8. Indemnification and Contribution.

                  (a) CITCF will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) CITCF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with written information furnished to the Depositor or CITCF by any Underwriter through the Representative specifically for use therein it being understood and agreed that the only such information furnished by any Underwriter consists of the following information contained in the prospectus supplement relating to the Offered Certificates dated the date hereof: (a) the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, (b) the legend concerning over-allotments and (c) the information contained under the caption "Underwriting" (the "Underwriters' Information") or (y) with respect to Underwriter Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error (a "Depositor Error") in the Depositor Provided Information other than a Depositor Error which is corrected by information subsequently furnished by the Depositor in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Depositor pursuant to Section 7(a), (ii) such indemnity with regard to any related preliminary prospectus shall not inure to the benefit of each Underwriter (or any person controlling each Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Certificates to such person if such Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) was timely forwarded to each Underwriter as required by this Agreement and the untrue statement or omission of a material fact contained in such related preliminary prospectus was corrected in the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) and (iii) CITCF shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters, which firm shall be designated in accordance with Section 8(c) hereof.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Depositor and CITCF against any losses, claims, damages or liabilities to which the Depositor or CITCF may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or CITCF by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or CITCF in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of (x) the Underwriters' Information and (y) in any Underwriter Derived Information (or amendments or supplements thereof) furnished to the Depositor by such Underwriter pursuant to Section 7 (except that no such indemnity shall be available for any losses, claims, damages or liabilities (or actions in respect thereof) resulting from a Depositor Error other than a Depositor Error which is corrected by information subsequently furnished by the Depositor in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Depositor pursuant to
Section 7(a), and (ii) the Underwriters shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each of the Depositor and CITCF, which firm shall be designated in accordance with Section 8(c) hereof.

                  (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, except as provided in the next following paragraph, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this
Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and CITCF on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and CITCF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and CITCF on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Depositor and CITCF bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, CITCF or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of CITCF under this Section shall be in addition to any liability which the Depositor or CITCF may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor or CITCF, to each officer of the Depositor or CITCF who has signed the Registration Statement and to each person, if any, who controls the Depositor or CITCF within the meaning of the Act.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor, and CITCF or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor, CITCF, CITSF or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Certificates. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Certificates by the Underwriters is not consummated, the Depositor, CITCF, CITSF and CITCF-NY shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Depositor, CITCF, CITSF and the Underwriters pursuant to Section 8 hereof shall remain in effect. If the purchase of the Offered Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clauses (iii), (iv) or (v) of
Section 6(d) hereof, the Depositor, and CITCF will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Certificates.

                  10. Failure to Purchase the Offered Certificates. If any Underwriter or Underwriters default in their obligations to purchase the principal amount of the Class or Classes of Offered Certificates opposite such Underwriter's name on Schedule I hereto and the aggregate principal amount of such Class or Classes of Offered Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Certificates, the Representative may make arrangements satisfactory to the Depositor, and CITCF for the purchase of such Offered Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Certificates that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Class or Classes of Offered Certificates with respect to such default or defaults exceeds 10% of the total principal amount of the Offered Certificates and arrangements satisfactory to the Representative, the Depositor, and CITSF for the purchase of such Offered Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Depositor, or CITCF, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  11. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
Murray C. Stoltz (facsimile number (212) 761-0782); with a copy to its General Counsel office (facsimile number (212) 761-8519), if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group Securitization Corporation III, 650 CIT Drive, Livingston, New Jersey 07039, Attention: Thomas B. Hallman, President (facsimile number (201) 740-5410); if sent to CIT, will be mailed, delivered or sent by facsimile transmission and confirmed to it by The CIT Group Holdings, Inc., 1211 Avenue of the Americas, New York, New York 10036, Attention: Joseph M. Leone, Executive Vice President and Chief Financial Officer (facsimile number (212) 536-1971); and if sent to CITCF, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039, Attention: James J. Egan, Jr., President (facsimile number (201) 740-5410).

                  12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Depositor, CIT and CITCF and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

                  14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement will be binding upon all the Underwriters.

                  15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  16. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor, CIT, CITCF and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   THE CIT GROUP SECURITIZATION CORPORATION III

                                   By: /s/ FRANK GARCIA
                                      --------------------------------
                                   Name:  Frank Garcia
                                   Title: Vice President


                                   THE CIT GROUP/CONSUMER FINANCE, INC.

                                   By: /s/ FRANK GARCIA
                                      --------------------------------
                                   Name:  Frank Garcia
                                   Title: Vice President


                                   THE CIT GROUP HOLDINGS, INC.

                                   By: /s/ JOSEPH M. LEONE
                                      --------------------------------
                                   Name:  Joseph M. Leone
                                   Title: Executive Vice President
                                            and Chief Financial Officer

The foregoing Underwriting
         Agreement is hereby confirmed
         and accepted as of the date
         first above written:


MORGAN STANLEY & CO. INCORPORATED


By: /s/ MURRAY C. STOLTZ
   ----------------------------
Name:  Murray C. Stoltz

Title: Principal

         Acting on behalf of itself
           and as the Representative
           of the several Underwriters.

                                   SCHEDULE I

                                                                                                                           Pass
                                                     Original Principal                                                  Through
                                           Class         Balance $               Price %              Price $             Rate %
                                           -----         ---------               -------              -------          ---------
Morgan Stanley & Co. Incorporated          A-1           22,500,000             99.87450           22,471,762.50           5.93
First Chicago Capital Markets, Inc.        A-1           22,500,000             99.87450           22,471,762.50           5.93
Lehman Brothers Inc.                       A-1           22,500,000             99.87450           22,471,762.50           5.93
Salomon Brothers Inc                       A-1           22,500,000             99.87450           22,471,762.50           5.93

Morgan Stanley & Co. Incorporated          A-2            9,000,000             99.85000            8,986,500.00           6.17
First Chicago Capital Markets, Inc.        A-2            9,000,000             99.85000            8,986,500.00           6.17
Lehman Brothers Inc.                       A-2            9,000,000             99.85000            8,986,500.00           6.17
Salomon Brothers Inc                       A-2            9,000,000             99.85000            8,986,500.00           6.17

Morgan Stanley & Co. Incorporated          A-3         20,333,333.33            99.784375          20,289,489.58           6.25
First Chicago Capital Markets, Inc.        A-3         20,333,333.33            99.784375          20,289,489.58           6.25
Lehman Brothers Inc.                       A-3         20,333,333.33            99.784375          20,289,489.58           6.25
Salomon Brothers Inc                       A-3         20,333,333.33            99.784375          20,289,489.58           6.25

Morgan Stanley & Co. Incorporated          A-4           10,000,000             99.643750           9,964,375.00           6.37
First Chicago Capital Markets, Inc.        A-4           10,000,000             99.643750           9,964,375.00           6.37
Lehman Brothers Inc.                       A-4           10,000,000             99.643750           9,964,375.00           6.37
Salomon Brothers Inc                       A-4           10,000,000             99.643750           9,964,375.00           6.37


                                                                                                                           Pass
                                                     Original Principal                                                  Through
                                           Class         Balance $               Price %              Price $             Rate %
                                           -----         ---------               -------              -------          ---------
Morgan Stanley & Co. Incorporated          A-5            3,750,000             99.53125            3,732,421.88           6.55
First Chicago Capital Markets, Inc.        A-5            3,750,000             99.53125            3,732,421.88           6.55
Lehman Brothers Inc.                       A-5            3,750,000             99.53125            3,732,421.88           6.55
Salomon Brothers Inc                       A-5            3,750,000             99.53125            3,732,421.88           6.55

Morgan Stanley & Co. Incorporated          A-6            3,750,000             99.506250           3,731,484.38           6.67
First Chicago Capital Markets, Inc.        A-6            3,750,000             99.506250           3,731,484.38           6.67
Lehman Brothers Inc.                       A-6            3,750,000             99.506250           3,731,484.38           6.67
Salomon Brothers Inc                       A-6            3,750,000             99.506250           3,731,484.38           6.67

Morgan Stanley & Co. Incorporated          A-7            8,250,000             99.456250           8,205,140.63           6.95
First Chicago Capital Markets, Inc.        A-7            8,250,000             99.456250           8,205,140.63           6.95
Lehman Brothers Inc.                       A-7            8,250,000             99.456250           8,205,140.63           6.95
Salomon Brothers Inc                       A-7            8,250,000             99.456250           8,205,140.63           6.95


                                                                                                                           Pass
                                                     Original Principal                                                  Through
                                           Class         Balance $               Price %              Price $             Rate %
                                           -----         ---------               -------              -------          ---------
Morgan Stanley & Co. Incorporated          A-8            7,500,000             99.56875            7,467,656.25           6.65
First Chicago Capital Markets, Inc.        A-8            7,500,000             99.56875            7,467,656.25           6.65
Lehman Brothers Inc.                       A-8            7,500,000             99.56875            7,467,656.25           6.65
Salomon Brothers Inc                       A-8            7,500,000             99.56875            7,467,656.25           6.65

Morgan Stanley & Co. Incorporated          A-9           22,500,000             99.70000           22,432,500.00           Var
First Chicago Capital Markets, Inc.        A-9           22,500,000             99.70000           22,432,500.00           Var
Lehman Brothers Inc.                       A-9           22,500,000             99.70000           22,432,500.00           Var
Salomon Brothers Inc                       A-9           22,500,000             99.70000           22,432,500.00           Var

Morgan Stanley & Co. Incorporated          M-1            7,500,000             99.48750            7,461,562.50           6.85
First Chicago Capital Markets, Inc.        M-1            7,500,000             99.48750            7,461,562.50           6.85
Lehman Brothers Inc.                       M-1            7,500,000             99.48750            7,461,562.50           6.85
Salomon Brothers Inc                       M-1            7,500,000             99.48750            7,461,562.50           6.85


                                                                                                                           Pass
                                                     Original Principal                                                  Through
                                           Class         Balance $               Price %              Price $             Rate %
                                           -----         ---------               -------              -------          ---------
Morgan Stanley & Co. Incorporated          M-2            8,125,000             99.49875            8,084,273.44           7.10
First Chicago Capital Markets, Inc.        M-2            8,125,000             99.49875            8,084,273.44           7.10
Lehman Brothers Inc.                       M-2            8,125,000             99.49875            8,084,273.44           7.10
Salomon Brothers Inc                       M-2            8,125,000             99.49875            8,084,273.44           7.10

Morgan Stanley & Co. Incorporated          B-1            5,625,000             99.38750            5,590,546.88           7.45
First Chicago Capital Markets, Inc.        B-1            5,625,000             99.38750            5,590,546.88           7.45
Lehman Brothers Inc.                       B-1            5,625,000             99.38750            5,590,546.88           7.45
Salomon Brothers Inc                       B-1            5,625,000             99.38750            5,590,546.88           7.45

Total Price to Public:     $494,366,874.90
Total Price to Depositor:  $492,881,675.90
Underwriting Discounts
  and Commissions:         $  1,485,195.00

                                   SCHEDULE II

      Locations of Chief Executive Offices and Principal Places of Business

The CIT Group Securitization
  Corporation III                                  650 CIT Drive
                                                   Livingston, NJ 07039-0491

The CIT Group/ Consumer Finance, Inc.              650 CIT Drive
                                                   Livingston, NJ 07039-0491

The CIT Group/Sales Financing, Inc.                650 CIT Drive
                                                   Livingston, NJ 07039-0491

The CIT Group/Consumer Finance,                    650 CIT Drive
  Inc. (NY)                                        Livingston, NJ 07039-0491